Exhibit 10.1 (a)

AMENDMENT NO. 24 TO THE NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 24 (the "**Amendment**") to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc. ("**Distributor**") and Cisco Systems, Inc. ("**Cisco**") (the "**Agreement**") is entered into as of the date last written below (the "**Amendment Effective Date**").

WHEREAS, as of January 22, 2007, Distributor and Cisco entered into the Agreement, as amended;

NOW THEREFORE, the parties agree to amend the Agreement as follows:

1. The subsection addressing Notice Period for price changes within the *Payment* section of the Agreement is deleted in its entirety and replaced with the following:

   Prices for the Product/Cisco Offers may be changed in accordance with the *Price Change* section within Cisco's Distributor Business Operations Guide.

2. The subsection titled *Price Protection* in the Agreement is deleted in its entirety and replaced with the following:

   Price Protection. Cisco may implement general price changes in accordance with the Price Protection section within Cisco's Distributor Business Operations Guide.

3. The Exhibit titled *Direct Value Add Distributor ("DVAD") Program Terms and Conditions* in the Agreement is deleted in its entirety. The subsection titled *Direct Value Add Distributor ("DVAD") Program* in the Agreement is deleted in its entirety and replaced with the following:

   Direct Value Add Distributor ("DVAD") Program. To participate in the DVAD Program, Distributor must comply with the terms and conditions in the Direct Value Add Distributor ("DVAD") Program section within Cisco's Distributor Business Operations Guide.

4. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Agreement. Except as expressly modified in this Amendment, all terms and conditions of the Agreement remain unchanged and in full force and effect. In the event of a conflict between the Amendment and the Agreement, this Amendment will prevail with regard to the subject matter herein. To the extent there is a conflict between the Agreement and the Guide, the terms of the Guide shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.

5. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Amendment.

ScanSource, Inc.	**Cisco Systems, Inc.**
[signature]	Jennifer Baenziger [signature]
Authorized Signature	Authorized Signature
Brian Cuppett, Sr. Vice President	Jenn Baenziger, Authorized Signatory
Name	Name
2/24/2026	February 25, 2026
Date	Date

APPROVED BY LEGAL

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